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                                                                   EXHIBIT 2.1
VOID AFTER 5:00 P.M. EASTERN STANDARD TIME, ON JUNE 3, 2003


     NEITHER THIS WARRANT NOT THE WARRANT STOCK HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL NOT TRANSFER THIS WARRANT OR THE WARRANT STOCK UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH WARRANT OR SUCH WARRANT STOCK, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933; AS AMENDED AND APPLICABLE STATES SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS VALIDLY MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Warrant No. No. 1                                         55,522 Warrants

                    LABORATORY SPECIALISTS OF AMERICA, INC.
                          (an  Oklahoma corporation)

                   Warrant Certificate to Purchase One Share
                               of Common Stock,
                           $.001 par value per share

     FOR VALUE RECEIVED, LABORATORY SPECIALISTS OF AMERICA, INC. (the "Company"), an Oklahoma corporation, hereby certifies that Jesup & Lamont Securities Corporation, or assigns ("Holder"), is the owner of the number of Common Stock Purchase Warrants (the "Warrants") specified above. This Warrant is being issued pursuant to the terms of a Selling Agreement, dated June 4, 1998, between the Company and Jesup & Lamont Securities Corporation (the "Placement Agent") in connection with a Private Placement of Common Stock (the "Private Placement"), as more fully described in a confidential Private Placement Offering Circular, dated April 24, 1998 as amended or supplemented (the "Memorandum"). One (1) Warrant initially entitles the Holder to purchase, subject to the provisions of this Warrant, one (1) fully paid and nonassessable share of Common Stock, $.001 par value, of the Company from the Company at anytime, or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Standard Time, on June 3, 2003 ("Expiration Date"), at a price of $5.40 per share ("Exercise Price"), which is 120% of the offering price per share of Common Stock in the Private Placement, subject to adjustment in accordance with
Section 6 of this Warrant Certificate.   Payment of the Exercise Price may be
made in cash, by official bank or certified check made payable to the Company or by the surrender of such number of shares of Common Stock issuable upon the exercise of this Warrant, which Common Stock shall be valued at the closing price per share of the Common Stock on the last trading day prior to the date upon which this Warrant shall be exercised, or if the Common Stock is then not publicly traded, the price determined in good faith by the Board of Directors of the Company.

     The term "Common Stock" means the Common Stock, par value $.001 per share, of the Company as constituted on June 4, 1998 ("Base Date"), together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and

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upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

SECTION 1. EXERCISE OF WARRANT This Warrant may be exercised, subject to the requirements set forth below, in whole or in part, at any time during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern Standard Time on the Expiration Date set forth above, or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment of the aggregate Exercise Price (if applicable) for the number of shares specified in such form and instruments of transfer if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price (if applicable), at its office, in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent and any other matter required by counsel to the Company, signed by the Holder (and if other than the original Holder accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

SECTION 2. RESERVATION OF SHARES. The Company shall reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

SECTION 3. NO FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall equal the closing sale price (or if not available the average of the closing bid and asked prices) on the business day prior to exercise of this Warrant or, if the Common Stock is then not publicly traded, then the price determined in good faith by the Board of Directors of the Company.

SECTION 4.  TRANSFER.

     4.1 SECURITIES LAWS. Neither this Warrant nor the Warrant Stock has been registered un the Securities Act of 1933, as amended (the "Act"). The Company will not transfer this Warrant or the Warrant Stock unless (i) there is an effective registration covering such Warrant or Warrant Stock, as the case may be, under the Act and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the Company's Board of Directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Act and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Act.

     4.2 CONDITIONS TO TRANSFER. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment convenant signed by the proposed transferee, (ii) an agreement

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by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

     4.3 INDEMNITY. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorney's fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) any transfer of any of this Warrant or the Warrant Stock in violation of the Act, the Securities Exchange Act of 1934, as amended or the rules and regulations promulgated under either of such acts, (b) any transfer of this Warrant or any of the Warrant Stock not in accordance with this Warrant or (c) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to proposed transfer shall have been based.

     4.4 ASSIGNMENT AND TRANSFER. Except as specifically restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall without charge, execute and deliver a new Warrant certificate in the name of the assignee named on such instrument of assignment, and this Warrant certificate shall promptly be canceled. An assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

SECTION 5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

SECTION 6.  ANTI-DILUTION PROVISIONS.

     6.1  STOCK SPLITS, DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS.

          6.1.1 If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, reverse stock split, or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

          6.1.2 Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     6.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, OR CONVEYANCE. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this

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Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

     6.3  CERTIFICATE AS TO ADJUSTMENTS.   In each case of an adjustment in
the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

     6.4  NOTICES OF RECORD DATE, ETC.

          6.4.1 The Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any other securities, or to receive any other rights; or

          6.4.2 In case of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

SECTION 7. LEGEND AND STOP TRANSFER ORDERS. Unless the Shares of Warrant Stock have been registered under the Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with Oklahoma law:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The Company will not transfer the securities represented by this certificate unless (i) there is an effective registration covering such securities under the Act and all applicable state securities laws, (ii) it first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Act and under all applicable state securities laws, or (iii) the transfer is validly made pursuant to Rule 144 under the Act.

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SECTION 8.  REGISTRATION.  The Company has agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission to register the Warrant Stock within 30 days following the closing of the Private Placement in connection with this Warrant was sold and as specifically set forth in the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Placement Agent and each purchaser of common stock in the Private Placement, the terms and provisions of which are incorporated by reference and made a part hereof.

SECTION 9. OFFICER'S CERTIFICATE. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Warrant and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

SECTION 10. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, if to the Holder at the following address;

                    Jesup & Lamont Securities Corporation
                          650 Fifth Avenue, 3rd Floor
                           New York, New York 10017
                     Attention:  Howard R. Curd, President

and if to the Company, at its principal office. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

SECTION 11. BINDING EFFECT. The provisions of this Warrant shall be binding upon and inure to the benefit of (1) the parties hereto, (2) the successors and assigns of the Company, (3) if the Holder is a corporation, partnership, or other business entity, the successors and assignees of the Holder, and (4) if the Holder is a natural person, the assignees, heirs, and personal representative of the Holder.

SECTION 12. PRONOUNS. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context required.

Date:  June 4, 1998

LABORATORY SPECIALISTS OF AMERICA, INC.
an Oklahoma corporation

By:/s/JOHN SIMONELLI
   -----------------

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                             WARRANT EXERCISE FORM



     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of Common Stock of LABORATORY SPECIALISTS OF AMERICA, INC. and hereby makes payment of [$___________ , cash or certified or bank check] [such number of shares of Common Stock issuable upon the exercise of this Warrant, such shares to be valued in accordance with the terms of the Warrant Certificates] in payment therefor.




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Date                                   Signature




                                       ------------------------------
                                       Signature (if jointly held)


Corporation, dated June 4, 1988.